EXHIBIT 99.7
Execution Version
LOAN AND SECURITY AGREEMENT

    THIS LOAN AND SECURITY AGREEMENT is entered into as of June 10, 2008 among nFinanSe Inc., a Nevada corporation (“Parent”), and nFinanSe Payments Inc., a Nevada corporation (“Sub”, and together with Parent, on a joint and several basis, the “Borrowers”), each of the Persons identified as Lenders on Schedule 1.1(a) attached hereto (together with each of their successors and assigns, referred to individually as a “Lender” and collectively, as the “Lenders”), and Ballyshannon Partners, L.P., a Pennsylvania limited partnership (“Ballyshannon Partners”), acting as agent (in such capacity, and any successor to Ballyshannon Partners, the “Agent”).

    WHEREAS, Borrowers, Agent and Lenders desire to set forth the terms and conditions pursuant to which the Lenders will make available to Borrowers certain loans.

    NOW, THEREFORE, Borrowers, Agent and Lenders, intending to be legally bound hereby, agree as follows:

ARTICLE I:                                DEFINITIONS

1.1           General Definitions:

As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the term defined):

“Accounts” shall mean all of Borrowers’ “accounts” (as defined in the Code), whether now existing or existing in the future, including, without limitation, all accounts receivable, including, without limitation, all accounts created by or arising from all sales of goods or rendition of services made under either Borrower's corporate name or either Borrower’s trade name or styles or through either Borrower’s divisions.

“Acceptance Date” shall have the meaning set forth in Section 13.6(c) of this Agreement.

“Affiliate” shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, a Borrower. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to (i) vote 30% or more of the Voting Stock of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of Voting Stock, by contract or otherwise and either alone or in conjunction with others or any group.

“Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Agreement” shall mean this Loan and Security Agreement, as the same may be modified, amended, extended, restated or supplemented from time to time.

“Applicable Rate” shall mean either the Commitment Rate or the Investment Rate, as the case may be.

“Approved Distributor” means Interactive Communications, Inc., Blackhawk Network, a subsidiary of Safeway, Inc., Supervalu, Inc., Walgreen Co., and any other distributor or large chain store retailer of SVCs that is requested by a Borrower and approved by the Required Lenders.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by an assigning Lender, and accepted by Agent, in accordance with Section 13.6.

“Authorized Person” shall mean the President, any Vice President appointed by the Board of Directors of a Borrower, Controller, or Chief Financial Officer of a Borrower.

“Ballyshannon” shall mean Ballyshannon Partners and Ballyshannon Family Partnership, L.P., a Pennsylvania limited partnership.

“Ballyshannon Partners” shall have the meaning set forth in the first paragraph of this Agreement.

“Benefit Plan” shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower, or any ERISA Affiliate, is or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrowers” shall have the meaning set forth in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean any Indebtedness under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is or should be accounted for as a Capital Lease on the balance sheet of that Person.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

EX 99.7 - Page 2

“Change of Control” shall mean with respect to the Borrowers, the result caused by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than thirty-three and one-third percent (33 1/3%) of the total voting power of the Voting Stock of a Borrower entitled to vote, other than the Lenders and their Affiliates and any such person holding such power at the Closing Date.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Collateral” shall mean any and all rights and interests in or to personal Property (including leasehold improvements) of the Borrowers, whether now owned or hereafter acquired, pledged from time to time as security for the Obligations pursuant to this Agreement or any of the other Credit Documents.

“Commercial Tort Claim” shall have the meaning given thereto in the Code.

“Commission” means the Securities and Exchange Commission and any successor agency.

“Commitment” shall mean (i) with respect to Ballyshannon, $1,000,000, (ii) with respect to Midsummer, $5,000,000, (iii) with respect to Porter, $2,500,000, and (iv) with respect to Trellus, $7,000,000.

“Commitment Rate” shall mean six percent (6%) per annum.

“Common Stock” shall mean the common stock of Parent, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Compliance Certificate” shall have the meaning set forth in Section 7.1(b) of this Agreement.

“Credit Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, the Deposit Account Control Agreement, the Warrants, the Registration Rights Agreement and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

“Default” shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

“Deposit Account” shall mean the account of the Borrowers at the Depository Bank.

EX 99.7 - Page 3

“Deposit Account Control Agreement” shall mean the deposit account control agreement entered into between Borrowers, Agent, and the Depository Bank with respect to the Deposit Account.

“Deposit Account Interest Payment” shall mean the product of (x) the average balance of the Deposit Account during the calendar month preceding the date of such Deposit Account Interest Payment and (y) the Commitment Rate.

“Depository Bank” shall mean Wachovia Bank, National Association.

“DOL” shall mean the U.S. Department of Labor and any successor department or agency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Eligible Accounts” shall mean all of the Borrowers’ Accounts with an Approved Distributor, and all related supporting obligations, any other rights to the payment of money, payment intangibles, all cash and non-cash proceeds of all of the foregoing, and proceeds of proceeds, that (i) are lawfully and exclusively owned by a Borrower and subject to no Lien (other than Liens granted under the Security Documents) and a Borrower has the right of assignment thereof and the power to grant a security interest therein, (ii) are valid and enforceable representing the undisputed indebtedness of an Approved Distributor to a Borrower, (iii) are not subject to any defense, set-off, or counterclaim, deduction, discount, credit, chargeback, allowance or adjustment of any kind, (iv) arose in the ordinary course of a Borrower's business, (v) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of an Approved Distributor has been received by Agent, any Lender or a Borrower, and (vi) the transaction which gave rise to the Eligible Account, complies in all respects with all applicable laws, rules and regulations of any Governmental Authority.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers, (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrowers, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” shall have the meaning set forth in Section 2.4(a) of this Agreement.

EX 99.7 - Page 4

“Extension Conditions” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“GAAP” shall mean generally accounting principles in the United States of America, as in effect on the date hereof.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Highest Lawful Rate” shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under the laws of the State of New York (or the law of any other jurisdiction whose laws may, by order of court, be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents, and any available exemptions, exceptions and exclusions.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and payable in accordance with customary practices) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred to in this definition of another Person, (h) the principal portion of all Capitalized Lease Obligations of such Person, (i) the face amount (less any amount thereof that shall have been drawn and reimbursed) of all standby or commercial letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (k) the principal portion of all obligations of such Person under off balance sheet financing arrangements and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Independent Accountant” shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of Parent, which is “independent” as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Commission, or a firm of independent public accountants otherwise reasonably acceptable to Agent.

EX 99.7 - Page 5

“Initial Funding Date” shall mean the date on which the Lenders fund the initial Loan to Borrowers pursuant to this Agreement.

“Initial Loan Amount” shall mean $850,000.

“Internal Revenue” shall mean the Internal Revenue Service and any successor agency.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

“Inventory” shall mean all of Borrowers’ inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrowers’ business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, and (iii) all goods returned to or repossessed by the Borrowers.

“Investment” in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Borrower) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, or (ii) any other capital contribution to or investment in such Person.

“Investment Rate” shall mean sixteen percent (16%) per annum.

“Investment Rate Amount” shall mean the difference between (x) the average daily balance of the Outstanding Loan Amount and (y) the average daily balance of the Deposit Account during a calendar month.

“Investment Rate Interest Payment” shall mean the product of (x) the Investment Rate Amount for the calendar month preceding the date of such Investment Rate Interest Payment and (y) the Investment Rate.

“Leases” shall have the meaning set forth in Section 6.16 of this Agreement.

“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.

“Lender’s Extension Notice” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Lien(s)” shall mean any lien, charge, trust, pledge, security interest, deed of trust, mortgage, assignment or other claim or encumbrance of any kind or nature upon any interest in Property.

“Loans” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

EX 99.7 - Page 6

“Material Adverse Change” shall mean a material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (b) the Collateral, (c) a Borrower’s ability to perform its obligations under the Credit Documents, or (d) the validity, enforceability or availability of rights and remedies of Agent or Lender hereunder.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (b) the Collateral, (c) a Borrower’s ability to perform its obligations under the Credit Documents, or (d) the validity, enforceability or availability of rights and remedies of Agent or Lender hereunder.

“Material Contract” shall mean any contract or other arrangement, whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” shall mean the date one year after the Initial Funding Date, or, if such day is not a Business Day, the first Business Day thereafter, as such date may be extended in accordance with the terms hereof.

“Metavante” shall mean Metavante Corporation, a Wisconsin corporation, and any successor thereto approved by the Required Lenders.

“Midsummer” shall mean Midsummer Investment, Ltd., an entity organized under the laws of Bermuda.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by a Borrower, or any ERISA Affiliate or (ii) with respect to which a Borrower may incur any liability.

“Notes” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Notice of Borrowing” shall have the meaning set forth in Section 2.1(b)(iv) of this Agreement.

“Obligations” shall mean the Loans, any other loans and advances or extensions of credit made or to be made at any time by any Lender (or by Agent on behalf of any Lender) to Borrowers, or to either of them, or to others for a Borrower’s account in each case pursuant to the terms and provisions of this Agreement, or any other Credit Document, together with interest thereon (including interest which may accrue as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any expenses, liabilities and obligations of every kind or nature which may at any time be owing by Borrowers to Agent, or any Lender in each case pursuant to this Agreement, or any other Credit Document, whether now in existence, hereafter arising or incurred from time to time by a Borrower, and all expenses incurred at any time by Agent or Lenders hereunder, as well as expenditures to protect, preserve or defend any Collateral and Agent’s rights hereunder or in the Collateral, all of the foregoing, whether unsecured or secured, due or to become due, absolute or contingent, joint or several, matured or unmatured, direct or indirect, related or unrelated and whether Borrowers’ are liable to Agent or such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise.

EX 99.7 - Page 7

“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether domestic or foreign.

“Outstanding Loan Amount” shall mean the aggregate principal amount of all Loans made by Lenders to Borrowers, less the amount of any such principal repaid by Borrowers to Lenders.

“Other Taxes” shall have the meaning set forth in Section 2.4(b).

“Parent” shall have the meaning set forth in the first paragraph of this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

“Permitted Indebtedness” shall mean:

(i)           Indebtedness to Lenders with respect to the Loans or otherwise, pursuant to the Credit Documents;

(ii)           trade debt incurred by a Borrower in the ordinary course of business, consistent with past practice;

(iii)           the short-term leases of the Borrowers set forth on Schedule 1.1(b)-1 attached hereto;

(iv)           obligations arising under surety bonds obtained by the Borrowers in the ordinary course of business, which obligations may be direct obligations of the Borrowers to the surety or may be reimbursement obligations to third parties contractually obligated to the surety, including the obligations of the Borrowers set forth in Schedule 1.1(b)-2 attached hereto.

“Permitted Investments” shall mean:

(i)           interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation (“FDIC”) or a similar federal insurance program;

(ii)           Investments existing on the Closing Date and set forth on Schedule 1.1(c) attached hereto;

EX 99.7 - Page 8

(iii)           marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase;

(iv)           commercial paper issued by corporations, each of which shall have a net worth of at least $100,000,000, and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of the original issue thereof, and which at the time of acquisition has the highest rating by Moody’s Investors Service, Inc. or Standard and Poor’s Corporation;

(v)            bankers’ acceptances, and certificates of deposit maturing within 365 days of the date of purchase which are issued by, or time deposits maintained with, an eligible institution having capital, surplus and undivided profits totaling more than $100,000,000 and which have the highest rating by Moody’s Investors Service, Inc. or Standard and Poor’s Corporation; and

(vi)           money market or similar funds that invest primarily in the types of investments referred to in clauses (i), (iii), (iv) and (v) above.

“Permitted Liens” shall mean:

(i)           Liens granted to Agent by Borrowers pursuant to any Credit Document;

(ii)           existing Liens set forth on Schedule 1.1(d) attached hereto;

(iii)           Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, for amounts that are not yet due and payable or which are being diligently contested in good faith by a Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by Borrowers for the payment of same;

(iv)           Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by a Borrower by appropriate proceedings;

(vi)           deposits or pledges to secure leases and obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance; and

(vii)           deposits to secure obligations under surety bonds incurred in the ordinary course of business not to exceed $1,800,000;

(viii)          deposits of up to $300,000 to First National Bank & Trust; and

(ix)           reserve account deposits provided to issuing banks to secure obligations incurred in the ordinary course of business.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability entity, trust, unincorporated organization, association, corporation, institution, entity, or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

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“Plan” shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by a Borrower, or with respect to which a Borrower may incur liability.

“Porter” shall mean Porter Partners, L.P., a California limited partnership.

“Property” shall mean all personal and real property of every kind and description (whether tangible or intangible) in which a Person has any right, title or interest.

“Proprietary Rights” shall have the meaning set forth in Section 6.14 of this Agreement.

“Real Property” shall mean all right, title and interest of the Borrowers (including any leasehold estate) in and to any parcel of real property owned or operated by a Borrower, together with, in each case, all improvements, and appurtenant fixtures, equipment, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, between the Parent and the Agent with respect to the Registration Statement.

“Registration Statement” shall mean a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by each Lender as provided for in the Registration Rights Agreement.

“Reportable Event” shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

“Required Lenders” shall mean, at any time, Lenders which are then in compliance with their obligations hereunder and holding in the aggregate at least 67% of the Commitments.

“Restricted Payment” shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of either Borrower, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of either Borrower now or hereafter outstanding by such Borrower, as the case may be, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of either Borrower now or hereafter outstanding, or (iv) any payment to any Affiliate of a Borrower (other than those set forth on Schedule 1.1(e) hereto).

“SEC Filings” shall have the meaning set forth in Section 6.5 of this Agreement.

“SEC Reports” shall have the meaning set forth in Section 6.5 of this Agreement.

“Securities Act” shall have the meaning set forth in Section 6.5 of this Agreement.

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“Security Documents” shall mean any existing or future agreement or document (including this Agreement) granting, creating or conferring any Lien in favor of Agent for the benefit of Lenders securing all or any portion of the Obligations.

“Structures” shall mean all plants, offices, manufacturing facilities and warehouses.

“Sub” shall have the meaning set forth in the first paragraph of this Agreement.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose Voting Stock (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

“SVC” shall mean a stored value card whose cash value has been funded by a Borrower, either directly or with the proceeds of a Loan.

“SVC Issuer” shall mean First National Bank and Trust and Palm Desert National Bank, and any successor thereto or any issuer consented to by the Agent.

“Taxes” shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

“Termination Event” shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (ii) the withdrawal of a Borrower, or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, or any ERISA Affiliate from a Multiemployer Plan.

“Trading Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Trellus” shall mean Trellus Partners, L.P., a Delaware limited partnership.

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“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrants” shall mean each of the Common Stock Purchase Warrants delivered by Parent to Lenders on or before the Initial Funding Date.

“Warrant Shares” shall mean the shares of Common Stock issued and issuable upon exercise of the Warrants.

1.2.           Accounting Terms and Determinations:

Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations to be made under this Agreement shall be made in accordance with GAAP.

ARTICLE II:                                           LOANS

2.1           Loans:

a.           Commitment.

(i)           Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to lend to Borrowers at any time or from time to time on or after the conditions specified in Section 5.1 have been satisfied to Agent’s satisfaction and before the Maturity Date, such Loans as may be requested by Borrowers, in an amount not to exceed such Lender’s Commitment.

(ii)           Trellus shall only be obligated to lend to Borrowers if the Outstanding Loan Amount at the time of the Notice of Borrowing, plus the amount requested in the Notice of Borrowing, is in excess of $8,500,000; provided, however, that in such event, Trellus shall only be responsible for funding the amount of such excess.

b.           Funding:

(i)           At any time from and after the date on which the conditions specified in Section 5.1 have been satisfied to Agent’s satisfaction, Borrowers may request that Lenders make an initial loan for the benefit of Borrowers (each, a “Loan”; and collectively, the “Loans”) in an amount not less than the Initial Loan Amount.

(ii)           At any time from and after the date on which the initial Loan is made pursuant to Section 2.1(b)(i), Borrowers may request that Lenders make additional Loans in the minimum amount of $400,000 at any one time when, on the date of such request, the Outstanding Loan Amount is less than $10,000,000, or in the minimum amount of $1,000,000 at any one time when, on the date of such request, the Outstanding Loan Amount is greater than or equal to $10,000,000.

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(iii)           Until such time as their Commitments are fully drawn, Ballyshannon shall advance 11.77% of each Loan requested, Midsummer shall advance 58.82% of each Loan requested, and Porter shall advance 29.41% of each Loan requested.  At such time as the Outstanding Loan Amount equals or exceeds $8,500,000, Trellus shall advance 100% of each Loan requested.

(iv)           Each request for borrowing hereunder (including the initial request) shall be made by a notice from Borrowers to Agent and each Lender (a “Notice of Borrowing”), given not later than 1:00 P.M. Eastern Standard Time not less than five calendar days prior to the Business Day on which the proposed borrowing is requested to be made. Each Notice of Borrowing shall be given by either telephone or facsimile and, if requested by Agent or any Lender, confirmed in writing if by telephone, setting forth (1) the requested Business Day of such borrowing, (2) the aggregate amount of such requested borrowing and (3) certification by Borrowers that they have complied, and will comply, in all respects with Section 5.2 and Section 5.3. Each Notice of Borrowing shall be irrevocable by and binding on Borrowers. Loans may be repaid and reborrowed in accordance with the provisions hereof. No Loan shall be requested to be made, or shall be made, on a day that is not a Business Day.

c.           Notes. The obligations to repay the Loans and to pay interest thereon shall be evidenced by separate promissory notes of Borrowers in favor of each Lender (collectively, the “Notes”), in form and substance acceptable to Agent, one Note being payable to the order of each Lender in a principal amount equal to such Lender’s Commitment and representing the joint and several unconditional obligations of Borrowers to pay to such Lender its Commitment, or, if less, the aggregate unpaid principal amount of all Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. Borrowers irrevocably authorize each Lender, at its option, to make or cause to be made appropriate notations on its Note, or on a record pertaining thereto, reflecting Loans and repayments thereof. The outstanding amount of the Loans set forth on such Lender's Note or record or on the books and records of Agent shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

d.           Borrowings under the Notes.

(i)           No later than 1:00 P.M. Eastern Standard Time on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, and upon fulfillment of the conditions set forth in Article V for such borrowing, each Lender will make available to Borrowers by deposit into the Deposit Account, in immediately available funds, its applicable portion of such borrowing requested to be made, as set forth in Section 2(b).

EX 99.7 - Page 13

(ii)           The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing. The amounts payable to each Lender shall be a separate and independent obligation.

(iii)           Each Lender shall earn interest at the Applicable Rate, calculated in accordance with Article III, on outstanding Loans which it has funded hereunder from the date such Lender funded such Loan to, but excluding, the date on which such Lender is repaid with respect to such Loan.

(iv)           Notwithstanding the obligation of Borrowers to send written confirmation of a Notice of Borrowing made by telephone if and when requested by Agent or any Lender, in the event that Agent or any Lender agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on Borrowers whether or not written confirmation is sent by Borrowers or requested by Agent or such Lender. Agent and any Lender may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent or such Lender in good faith to be from an Authorized Person.  Agent’s or any Lender’s records of the terms of any telephonic Notices of Borrowing shall be conclusive on Borrowers in the absence of gross negligence or willful misconduct on the part of Agent or Lender in connection therewith.

(v)           The proceeds of each Loan shall be deposited solely to the credit of the Deposit Account (and shall not be available for credit to any other Person or account) and Borrowers hereby acknowledge and confirm that upon such proceeds being so credited, a Loan in an amount equal to such credit shall have been made for all purposes of this Agreement.

2.2           Optional and Mandatory Payments; Extension of Maturity Date:

a.           Voluntary Prepayments. Borrowers shall have the right to prepay Loans in whole or in part from time to time in amounts of $1,000,000 or integral increments thereof, on five calendar days’ notice to Agent and Lenders. All prepayments of principal hereunder shall be accompanied by the payment of all accrued interest thereon at the Applicable Rate. No such prepayment shall reduce the Commitment. Any amount of principal prepaid hereunder may be reborrowed in accordance with the terms and conditions hereof.

b.           Mandatory Payments.  The Borrowers shall pay each Lender interest on the Loans extended by such Lender monthly in arrears on the fifth Business Day of each calendar month, which interest shall be calculated daily at the Applicable Rate until such Loans are paid in full.  Interest shall be paid to each Lender’s designated account in accordance with the schedule of Lender accounts set forth in Schedule 2.2(b); provided, however, that each Lender may change the account information set forth in Schedule 2.2(b) upon notice to the Borrowers and Agent.  All outstanding Obligations shall be paid in full on the Maturity Date.

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c.           Extension of Maturity Date.  In the event Borrowers desire to extend the Maturity Date from the one year anniversary of the Initial Funding Date to the 18-month anniversary of the Initial Funding Date, Borrowers shall notify Agent and Lenders thereof not more than 90 days and not less than 60 days prior to the one-year anniversary date of the Initial Funding Date. If Borrowers so notify Agent and Lenders, not later than 45 days prior to the one-year anniversary of the Initial Funding Date, each Lender shall notify Agent and Borrowers if it desires to extend the Maturity Date to such 18-month anniversary (the “Lender’s Extension Notice”). In the event all Lenders so agree to extend the Maturity Date and no Default or Event of Default then exists or exists on such one-year anniversary (the foregoing being the “Extension Conditions”), effective on such one-year anniversary, the Maturity Date shall be extended to the 18-month anniversary of the Initial Funding Date.  In the event that less than all Lenders agree to so extend the Maturity Date, upon the consent of the remaining Lenders and Borrowers and fulfillment of the Extension Conditions, (x) the Maturity Date shall be extended to the 18-month anniversary of the Initial Funding Date effective on such one-year anniversary, and (y) such remaining Lender(s), Agent (if there is more than one remaining Lender) and Borrowers shall execute and deliver such documents and instruments, and amendments to Credit Documents, as shall be necessary, in the opinion of such remaining Lender(s) and Agent (if applicable), to evidence the Commitment as shall thereafter be in effect. In the event no Lender so agrees to extend the Maturity Date to the 18-month anniversary of the Initial Funding Date, the Maturity Date shall remain as the one-year anniversary of the Initial Funding Date. Any Lender who fails to deliver a Lender’s Extension Notice shall be deemed to have not agreed to extend the Maturity Date.

2.3           Payments and Computations:

a. Borrowers shall direct each Approved Distributor to make all payments due by it (other than fees owed to Borrowers by such Approved Distributor) to a Borrower in respect of Eligible Accounts directly to the Deposit Account.  All collections of Eligible Accounts not deposited directly into the Deposit Account (other than fees owed to Borrowers by Approved Distributors) and received by the Borrowers shall be held in trust for the benefit of Lenders and remitted, in specie, for deposit in the Deposit Account immediately upon receipt by the Borrowers.  All funds deposited into the Deposit Account shall immediately become cash collateral in favor of the Agent, for the benefit of the Lenders.

b.  Borrowers hereby agree to pay the Deposit Account Interest Payment and the Investment Rate Interest Payment in the manner set forth herein, unless otherwise instructed by Agent.

c.  Borrowers hereby authorize Agent to charge against the Deposit Account, at any time on or after the Maturity Date (as the same may be extended in accordance with the terms hereof), any of the Obligations which are due and payable in accordance with the terms hereof.

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d.  Any payments falling due under this Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the Applicable Rate to but excluding such Business Day.

2.4           Taxes:

a.           Any and all payments by Borrowers hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with Section 2.3, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and Agent, Taxes imposed on or measured by Agent’s or any Lender’s net income or receipts (any such excluded Taxes, collectively, “Excluded Taxes”). If Borrowers shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.4) Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

b.           In addition, Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as “Other Taxes”).

c. Borrowers will indemnify Lenders for the full amount of Taxes and will indemnify Agent and each Lender, as the case may be, for the full amount of Other Taxes paid by Agent (on its own behalf or on behalf of any Lender), or by such Lender in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within 30 days from the date such Lender or Agent, as the case may be, makes written demand therefor.

d. Within 30 days after Agent’s request, Borrowers shall furnish to Agent, at its address referred to in Section 13.5, the original or certified copy of a receipt evidencing payment of any Taxes.

e. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 2.4 shall survive the payment in full of all Obligations.

EX 99.7 - Page 16

2.5           Sharing of Payments:

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall forthwith purchase from the other Lenders such participation in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

2.6           Repayment of Principal:

a.           Each payment or prepayment of principal on the Loans shall be allocated (i) first, to the repayment of all outstanding Loans from Trellus and (ii) only after the repayment of all outstanding Loans from Trellus, pro rata among the other Lenders in accordance with Section 2.1(b)(iii); provided, however, that upon the occurrence and during the existence of an Event of Default, each payment or prepayment of principal on the Loans shall be allocated pro rata among the Lenders in the proportion of the then outstanding principal amount of Loans made by each Lender to the Outstanding Loan Amount.

2.7           Joint and Several Liability:

a.           Each Borrower shall be jointly and severally liable for all Obligations regardless of, inter alia, which Borrower requested a particular Loan.

b.           Without limiting the effect of Section 13.15, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable business corporation laws) otherwise would render the other Credit Documents invalid or unenforceable, the Borrowers’ obligations hereunder and under the other Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

EX 99.7 - Page 17

ARTICLE III:                                           INTEREST

3.1           Interest on Loans:

a.           Interest on the outstanding Loans shall accrue as follows: (i) for all outstanding Loans the proceeds of which are on deposit in the Deposit Account, interest shall accrue thereon at the Commitment Rate and (ii) for all outstanding Loans the proceeds of which have been debited from the Deposit Account, interest shall accrue thereon at the Investment Rate.

b.           Prior to the third Business Day of each month that any Loans are outstanding, Borrowers shall calculate (and Agent shall approve) the Deposit Interest Payment and/or Investment Rate Payment due on the fifth Business Day of that month and shall notify Depository Bank, Borrowers and Lenders thereof. All calculations of such payments by Borrowers shall be conclusive on Borrowers and Lenders if approved by Agent, in the absence of manifest error.

c.           All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed).

3.2           Interest After Event of Default:

Interest on any amount of matured principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate or rates at which the Loans are then bearing interest pursuant to Section 3.1, plus 2.00%.

3.3           Interest from Depository Bank:

Subject to the terms and conditions of the Credit Documents, any interest payable by the Depository Bank on the Depository Account in accordance with the terms of such account shall accrue to the benefit of, and be payable to, the Borrowers.

ARTICLE IV:                                           COLLATERAL

4.1           Description:

As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Credit Documents, each Borrower hereby assigns and grants to Agent, for the pro rata benefit of Lenders, a continuing Lien on and security interest in, upon and to all of the Borrowers’ personal property, including, without limitation, all of the following personal property.  Defined terms used in this Section 4.1 and not otherwise defined in this Agreement have the meanings set forth in the Code.

EX 99.7 - Page 18

a.           Accounts - All of Borrowers’ now owned and hereafter acquired, created, or arising Accounts;

b.           Inventory - All of the Borrowers’ now owned or hereafter acquired Inventory of every nature and kind, wherever located;

c.           General Intangibles - All of the Borrowers’ now owned and hereafter acquired, created or arising General Intangibles of every kind and description, including, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

d.          Equipment - All of the Borrowers’ now owned and hereafter acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

e.           Deposit Accounts - All of the Borrowers’ now existing and hereafter acquired or arising Deposit Accounts (as defined in the Code) (including without limitation, the Deposit Account), reserves and credit balances of every nature, wherever located, and all documents and records associated therewith;

f.           Property in Agent’s or any Lender’s Possession - All personal property of the Borrowers, now or hereafter in the possession of Agent or any Lender;

g.           Investment Property - All of the Borrowers’ now owned or hereafter acquired Investment Property of every kind (including, without limitation, the Borrowers’ equity interest in any Subsidiary or Affiliate);

h.           Letter of Credit Rights - All of the Borrowers’ now owned or hereafter acquired Letter of Credit Rights;

i.            Commercial Tort Claims - All of the Borrowers’ now owned or hereafter acquired Commercial Tort Claims;

j.            Other Property - All of the Borrowers’ now owned or hereafter acquired or created Instruments and other notes receivable, Goods, Chattel Paper, Documents (including bills of lading, warehouse receipts and other documents of title), Payment Intangibles, guarantees, Supporting Obligations, letters of credit, rights of rescission, stoppage in transit, replevin, and reclamation, and returned, reclaimed and repossessed goods; and

k.           Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing personal property and interests in personal property.

EX 99.7 - Page 19

4.2           Lien Documents:

On or before the Initial Funding Date, and thereafter from time to time as Agent deems necessary, each Borrower shall execute and/or deliver to Agent the following (all in form and substance satisfactory to Agent):

a.           Financing Statements - Financing statements, which Agent may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Agent deems appropriate; and

b.           Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, trademark, patent and/or copyright security agreements and amendments or supplements thereto, as may be required by Agent to evidence, perfect or protect Agent’s Liens and security interests in the Collateral.

4.3           Other Actions:

Each Borrower will defend the Collateral against all Liens (other than Permitted Liens), claims and demands of all Persons at any time claiming the same or any interest therein. Each Borrower agrees to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest (subject only to Permitted Liens) in the Collateral including, without limitation, executing such documents as Agent may require to obtain Control (as defined in the Code) over all Letter of Credit Rights, Deposit Accounts and Investment Property. Agent is hereby authorized by each Borrower to file any financing statements covering the Collateral or an amendment that adds collateral covered by a financing statement or an amendment that adds a debtor to a financing statement, in each case whether or not a Borrower’s signature appears thereon. Each Borrower hereby authorizes Agent to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Agent, in its reasonable discretion, may determine, including financing statements listing “All Assets” in the collateral description therein. In addition to the foregoing, each Borrower shall perform all further acts that may be lawfully and reasonably required by Agent to secure Agent and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Agent’s request, each Borrower shall immediately deliver (with execution by the Borrowers of all necessary documents or forms to reflect, implement or enforce all Liens described herein thereon) to Agent all certificates of title to note Agent’s Lien thereon and all documents or items for which Agent must receive possession to obtain and/or maintain perfected security interests, including without limitation, all notes, letters of credit, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar Collateral.

EX 99.7 - Page 20

4.4           Searches and Certificates:

Borrowers shall, on or before the Initial Funding Date, at Borrowers’ expense, obtain (and Agent may also do so, at its option, but at Borrowers’ expense from time to time) the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement and in any other Credit Documents):

            a.          UCC searches with the Secretary of State of each Borrower’s jurisdiction of organization;

b.           Judgment, federal tax lien and state tax lien searches, in all applicable filing offices of each jurisdiction searched under subparagraph (a) above; and

c.           Searches of ownership and Lien status of intellectual property in the appropriate governmental offices.

ARTICLE V:                                CONDITIONS PRECEDENT

5.1           Closing Conditions:

The obligation of each Lender to make Loans hereunder shall be subject to the satisfaction, on or prior to the Initial Funding Date, of the following conditions precedent (all agreements and documents from Borrowers or any other Person to be in form and substance acceptable to Agent, in its sole discretion):
           a.          Executed Credit Documents. Receipt by Agent of duly executed copies of: this Agreement, the Notes, the Warrants, the Security Documents and all other Credit Documents.

   b.           Corporate Documents. Receipt by Agent of the following:

(i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of the Borrowers to be true and correct as of the Initial Funding Date.

                (ii)           Bylaws/ Operating Agreement. A copy of the bylaws or operating agreement, as applicable, of each Borrower certified by a secretary or assistant secretary of the Borrowers to be true and correct as of the Initial Funding Date.

                (iii)           Resolutions. Copies of resolutions or unanimous written consent of the board of directors or members, as applicable, of each Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrowers to be true and correct and in force and effect as of the Initial Funding Date.

EX 99.7 - Page 21

(iv) Good Standing. Copies of (i) a certificate of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

                (v) Incumbency.  An incumbency certificate of each Borrower certified by a secretary or assistant secretary of the Borrowers to be true and correct as of the Initial Funding Date.

c.           Opinions of Counsel. Receipt by Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability, absence of conflict with laws, corporate documents, material contracts and attachment and perfection of Liens), satisfactory to Agent, addressed to Agent and dated the Initial Funding Date, from legal counsel to Borrowers.

d.           Personal Property Collateral. Agent shall have received duly authorized or, if required, executed UCC financing statements and other lien documents for filing, all as may be required by Agent.

e.           Priority of Liens. Agent shall have received satisfactory evidence that (i) Agent, on behalf of Lenders, holds a perfected, first priority Lien on all Collateral subject only to Permitted Liens and (ii) none of the Co1lateral is subject to any other Liens other than Permitted Liens.

f.           Officer’s Certificates. Agent shall have received a certificate or certificates executed by an Authorized Person covering the following: (i) all conditions to closing contained herein have been satisfied, (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (iii) no Default or Event of Default exists and (iv) each Borrower is solvent.

            g.           No Material Adverse Change. No Material Adverse Change shall have occurred since March  29, 2008.

            h.           Consents and Directions. Receipt by Agent of evidence that (i) all governmental, shareholder, member and third party consents and approvals required in connection with the transactions contemplated by the Credit Documents have been obtained and (ii) Borrowers have irrevocably instructed and directed each Approved Distributor to remit all payments on account of each Eligible Account (other than fees owed to Borrowers) directly to the Deposit Account, and not to Borrowers or any other Person.

            i.            Other. Receipt by Agent of such other documents, instruments, agreements or information as are required to be provided herein or under any other Credit Documents or as may otherwise be or have been requested by Agent.

EX 99.7 - Page 22

5.2           Ongoing Borrowing Conditions:

On the date of the making of any Loan, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true (and each request for a Loan, shall constitute a representation and warranty by Borrowers that on the date of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

a. the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date thereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and

b. no event has occurred and is continuing, or would result from such Loan, or the application of the proceeds thereof, which would constitute an Event of Default under this Agreement.

5.3           Notice of Borrowing, Evidence of Eligible Account:

Agent shall have received a Notice of Borrowing with respect to each Loan made hereunder in accordance with the terms hereof.

ARTICLE VI:                                           REPRESENTATIONS AND WARRANTIES

In order to induce Agent and Lenders to enter into this Agreement, and Lenders to make available the Loans, each Borrower hereby represents and warrants to Agent and Lenders:

      6.1           Organization and Qualification:

Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to own its Property and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto contains a true, correct and complete list of all jurisdictions in which each Borrower is qualified to do business as a foreign corporation or limited liability company as of the Closing Date.

6.2           Liens:

There are no Liens in favor of any Person with respect to any Property of Borrowers other than Permitted Liens. Upon the filing of financing statements and the recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents shall constitute valid and enforceable perfected Liens on the Collateral, prior to all other Liens other than Permitted Liens.

EX 99.7 - Page 23

    6.3           No Conflict:

The execution and delivery by each Borrower of this Agreement and each of the other Credit Documents and the performance of the obligations of each Borrower hereunder and thereunder and the consummation by each Borrowers of the transactions contemplated hereby and thereby: (i) are within the powers of the Borrowers; (ii) are duly authorized by the respective boards of directors of the Borrowers and, if necessary, their stockholders or members, as applicable; (iii) are not in contravention of the terms of the articles or certificate of incorporation or organization or bylaws or operating agreement of the Borrowers or of any indenture, contract, lease, agreement, instrument or other commitment to which the Borrowers are a party or by which the Borrowers or any of their Property are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon either Borrower; and (vi) will not, except as contemplated herein for the benefit of Agent on behalf of Lenders, result in the imposition of any Liens upon any Property of the Borrowers under any existing indenture, mortgage, deed of trust, loan or agreement or other material agreement or instrument to which either Borrower is a party or by which it or any of its Property may be bound or affected.

6.4           Enforceability:

The Agreement and all of the other Credit Documents are the legal, valid and binding obligations of Borrowers, and are enforceable against Borrowers in accordance with their terms.

6.5           SEC Reports; Financial Statements.

Except as described on Schedule 6.5 hereto, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Parent was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and the SEC Reports, together with any currently effective registration statement of Parent or any amendment thereto, including exhibits thereto and documents incorporated by reference therein, are referred to as the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Parent included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

EX 99.7 - Page 24

6.6           Locations of Offices, Records and Inventory:

Each Borrower’s chief executive office and all other places of business are set forth in Schedule 6.6 hereto, and the books and records of each Borrower and all chattel paper and all records of accounts are located at the chief executive offices of the Borrowers.  Schedule 6.6 contains a true, correct and complete list as of the date hereof of the legal names and addresses of the manufacturer of Borrowers’ SVC inventory and the persons and addresses to which such manufacturer is instructed to ship such SVC inventory.  None of the receipts received by a Borrower from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person’s assigns.

6.7           Business Names:

No Borrower has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the name shown on its Articles or Certificate of Incorporation or Organization (as applicable), as it may be amended to the date hereof, delivered to Agent and those names as set forth on Schedule 6.7.

6.8           Affiliates and Subsidiaries:

As of the date hereof, there are no Affiliates or direct or indirect Subsidiaries of the Borrowers except as set forth on Schedule 6.8. No Borrower is a party to any partnership or joint venture except as set forth on Schedule 6.8.

6.9           Judgments and Litigation:

As of the date hereof and except as set forth on Schedule 6.9, there is no (a) judgment, order, writ or decree outstanding against the Borrowers or (b) pending or, to the best of the Borrowers’ knowledge, threatened litigation, contested claim, governmental, administrative or regulatory investigation, arbitration, or governmental audit (for Taxes or otherwise) or proceeding by or against the Borrowers. Except as specifically set forth and identified on Schedule 6.9, no such matter (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

EX 99.7 - Page 25

6.10           Material Contracts; Defaults:

Schedule 6.10 sets forth a true, correct and complete list of all the Material Contracts in effect on the date hereof. None of such Material Contracts contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  As of the date hereof, all of such Material Contracts are in full force and effect and constitute the legal, valid, binding and enforceable obligation of the parties thereto, and to the knowledge of Borrowers as of the date hereof, no defaults or breaches exist thereunder.

6.11           Compliance with Law:

No Borrower has violated or failed to comply with (including without limitation in the ownership and use of its Property and the conduct of its business) any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations, the violation of or failure to comply with which could reasonably be expected to have a Material Adverse Effect. No Borrower has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and no Borrower has reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

6.12           ERISA:

As of the date hereof, no Borrower, nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those set forth on Schedule 6.12. Each Benefit Plan has been and is being maintained and funded in accordance in all material respects with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Each Borrower, and each ERISA Affiliate has fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, except as set forth on Schedule 6.12 is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. Except as set forth on Schedule 6.12, as of the date hereof no event or events have occurred in connection with which either Borrower, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, would be subject to any material liability, individually or in the aggregate, under ERIS1A, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

EX 99.7 - Page 26

6.13           Compliance with Environmental Laws:

a.            The operations of each Borrower comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines, violations of which could reasonably be expected to have a Material Adverse Effect, and none of the operations of Borrowers are the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines, violations of which could reasonably be expected to have a Material Adverse Effect.  As of the date hereof, neither Borrower has received notice that any of its operations are the subject of any federal or state investigation evaluating whether such Borrower disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

6.14           Intellectual Property:

Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule 6.14 attached hereto sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of Borrowers, and all pending applications for any such registrations, (b) all of the patents and copyrights of Borrowers and all pending applications therefor and (c) all other trademarks, service marks and other marks, trade names and other trade rights used by Borrowers in connection with their business (collectively, the “Proprietary Rights”).  As of the date hereof, Borrowers own each of the Proprietary Rights set forth on Schedule 6.14 as indicated on such schedule, and except as set forth on Schedule 6.14, to Borrowers’ knowledge no other Person has the right to use any of such Proprietary Rights. The Proprietary Rights set forth on Schedule 6.14 are all those used in the businesses of Borrowers as of the date hereof. Except as set forth on Schedule 6.14, no Person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by Borrowers, and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as set forth on Schedule 6.14. No Borrower has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person. The use of each of the Proprietary Rights by Borrowers is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by either Borrower that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. As of the date hereof, no Borrower has given notice to any Person that it is infringing on any of the Proprietary Rights. All of the Proprietary Rights of Borrowers are valid and enforceable rights of Borrowers and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

EX 99.7 - Page 27

6.15           Licenses and Permits:

Each Borrower has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted, except to the extent that the failure to obtain or hold any such franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way or other rights or approvals could not have a Material Adverse Effect. No Borrower is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could not have a Material Adverse Effect.

6.16           Title to Property:

Each Borrower has (i) valid leasehold interests in all of the real property it occupies as a tenant, (all such real property as of the date hereof is set forth on Schedule 6.16) and (ii) good, marketable and exclusive title to all of the other Property it purports to own (including without limitation, all real and personal Property), other than, with respect to Property described in clause (ii) above, properties disposed of in the ordinary course of business or as set forth on Schedule 6.16, and in each case of (i) and (ii) above, subject to no claims, options, rights or interests of any other Person. Each Borrower enjoys peaceful and undisturbed possession of all its real property, and as of the date hereof there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such real property. The leases with respect to the leased property, together with any leases of real property entered into by each Borrower after the date hereof, are referred to collectively as the “Leases”. None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  As of the date hereof, no material default exists under any Lease. All of the Structures and other tangible assets owned, leased or used by Borrowers in the conduct of their business are (a) insured to the extent and in a manner customary in the industry in which Borrowers are engaged, (b) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, and (e) sufficient for the operation of the businesses of Borrowers as currently conducted.

6.17           Labor Matters:

To Borrowers’ knowledge, as of the date hereof (a) no Borrower is engaged in any unfair labor practice, (b) there is no material unfair labor practice complaint pending against either Borrower or threatened against a Borrower, before the National Labor Relations Board, and no grievance or arbitration proceeding with any employee, or group or committee representing any employees, or arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against either Borrower or threatened against either Borrower, (c) there is no strike, labor dispute, slowdown or stoppage pending or threatened against either Borrower, and (d) there is no union representation questions with respect to the employees of the Borrowers and no union organizing activities.

EX 99.7 - Page 28

6.18           Investment Company:

Neither Borrower is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

6.19           Capitalization:

The capitalization of the Parent and Sub as of the date hereof is as set forth on Schedule 6.19 hereto.  Except as set forth in Schedule 6.19, as of the date hereof Parent has not issued any capital stock since the date of its most recently filed SEC Report other than pursuant to the exercise of employee stock options under Parent’s stock option plans, the issuance of shares of Common Stock to employees pursuant to Parent’s employee stock purchase plan and pursuant to the conversion or exercise of securities of Parent convertible into Common Stock outstanding as of the date of the most recently filed SEC Report.  Except as described on Schedule 6.19, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Credit Documents.  Except as described on Schedule 6.19 and except as a result of the issuance of the Warrants hereunder, as of the date hereof there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Parent is or may become bound to issue additional shares of Common Stock. All of the outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any member, stockholder, the Board of Directors or managers of Parent or others is required for the issuance of the Warrants.  As of the date hereof, there are no stockholders agreements, voting agreements or other similar agreements with respect to Parent’s capital stock to which Parent is a party or, to the knowledge of Parent, between or among any of the Parent’s stockholders. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Parent.  Parent has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares.  Except as set forth on Schedule 6.19, as of the date hereof other than each of Lenders, no Person has any unsatisfied right to cause Parent to effect the registration under the Securities Act of any securities of Parent.

6.20           Taxes and Tax Returns:

a.           Each Borrower has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information so filed is complete and accurate in all material respects.
b.           (i) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor and (ii) no Borrower has any material liability for such Taxes for such periods in excess of the amounts so paid or reserves so established. No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against a Borrower and no material tax Liens have been filed.

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6.21           SVC and Eligible Accounts:

No purchaser of an SVC is permitted to place more than $950 in cash on such SVC on any single day. Upon payment by Metavante to the SVC Issuer of amounts debited from the Deposit Account, an Approved Distributor becomes unconditionally obligated to pay (without setoff or counterclaim) to a Borrower an amount equal to such debited amount in the form of an Eligible Account.

6.22           Listing Requirements:

The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Parent has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Parent received any notification that the Commission is contemplating terminating such registration.  Parent has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Parent is not in compliance with the listing or maintenance requirements of such Trading Market. Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The issuance of the Warrants hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted

6.23           Accuracy and Completeness of Information:

All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrowers in writing to Agent or Lenders for purposes of or in connection with this Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Borrowers which has, or would have, a Material Adverse Effect which fact has not been set forth herein or in any certificate, opinion or other written statement made or furnished by the Borrowers to Agent or the Lenders.

6.24           Solvency:

After giving effect to the transactions contemplated under this Agreement, each Borrower is able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay such Borrower’s debts, and no Borrower will be rendered insolvent by the execution and delivery of this Agreement or any of the other Credit Documents or by the transactions contemplated hereunder or thereunder.

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6.25           Interrelatedness of Borrowers:

The business operations of each Borrower are interrelated and complement one another, and Borrowers have a common business purpose, with inter-company bookkeeping and accounting adjustments used to separate their respective Properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, Borrowers now require and will from time to time hereafter require funds for general business purposes. The proceeds of the Loans will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

6.26           Commercial Tort Claims:

As of the date hereof, no Borrower has Commercial Tort Claims except as set forth on Schedule 6.26 attached hereto and made a part hereof.

6.27           Survival of Representations:

All representations made by Borrowers in this Agreement and in any other Credit Document shall survive the execution and delivery hereof and thereof.

ARTICLE VII:                                AFFIRMATIVE COVENANTS

Until termination of this Agreement and the Commitments hereunder and payment and satisfaction of all Obligations, each Borrower covenants and agrees with Agent and Lenders as follows:

7.1           Financial Information:

Borrowers will furnish to Agent and each Lender the following information within the following time periods:

a.           if requested by Agent, within forty five (45) days after the end of each fiscal month, the earnings and retained earnings statement of Borrowers for such month and for the expired portion of the fiscal year ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the consolidated balance sheet of Borrowers as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Parent to have been prepared from the books and records of each Borrower;

EX 99.7 - Page 31

b.           at the date when the foregoing statements that are due with respect to each fiscal month that is the fiscal quarter (or year) end (whether or not Agent requests such statements), a certificate (the “Compliance Certificate”), executed by an Authorized Person, certifying that, following a review of this Agreement, no Event of Default is outstanding;

c.           promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to Borrowers by their Independent Accountant in connection with any annual or interim audit of the books of Borrowers made by such accountants;

d.           within 15 days of the end of each fiscal month, detailed calculations and information regarding Eligible Accounts and other Accounts, and such other reports as Agent reasonably deems necessary, certified to Agent by Parent’s chief financial officer; and

e.           On each Business Day, a report (which may be in electronic form) of the balance of the Deposit Account and the Eligible Accounts as of the close of business on the immediately preceding Business Day.

f.           Such other reports, certificates, schedules, documents, data or information concerning Borrowers’ finances and Property as Agent may reasonably request from time to time.

7.2           Corporate Existence.

Each Borrower (a) will maintain its corporate existence, (b) will maintain in full force and effect all licenses, bonds, franchise, leases, trademarks and qualifications to do business, (c) will obtain or maintain contracts and other rights necessary or desirable to the profitable conduct of its business and (d) will comply with all applicable laws, rules and regulations of any federal, state or local Governmental Authority, except in the case of (b), (c) and (d) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

7.3           ERISA.

Each Borrower will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder, other than to the extent that a Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

7.4           Environmental Matters:

Each Borrower will conduct its business so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which each of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent that such Borrower is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof.

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7.5           Books and Records:

Each Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that Agent or its agents may, upon reasonable notice to Borrowers, and during regular business hours, enter upon the premises of Borrowers for the purpose of (a) enabling Agent’s auditors to conduct (at Borrowers’ expense) field examinations, (b) inspecting and verifying the Collateral, (c) inspecting and/or copying (at Borrowers’ expense) any and all records pertaining thereto, and (d) discussing the affairs, finances and business of Borrowers with any officers, employees and directors of Borrowers or with the Independent Accountant. Agent shall be entitled from time to time, in its name, a fictitious name or Borrowers’ names to verify Accounts.  Borrowers shall be liable for one of Agent’s customary field examination fees per fiscal year, as well as out-of-pocket costs and expenses associated with such examination (which limitation of one per year shall not apply if an Event of Default has occurred and is continuing).

7.6           Collateral Records:

Each Borrower will execute and deliver to Agent, from time to time, solely for Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require, designating, identifying or describing the Collateral pledged to Agent hereunder. Borrowers’ failure, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit Agent’s security interests in the Collateral. Each Borrower agrees to maintain such books and records regarding Accounts and the other Collateral as Agent may reasonably require, and agrees that such books and records will reflect Agent’s interest in the Accounts and such other Collateral.

7.7           Changes in Location:

Each Borrower agrees to afford Agent 30 days prior written notice of any change in either Borrower’s jurisdiction of organization or the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory in transit, or Inventory held for processing by third Persons) or in the location of its chief executive office or place of business from the locations specified in Schedule 6.6, and to execute in advance of such change, cause to be filed and/or delivered to Agent any financing statements or other documents required by Agent, all in form and substance satisfactory to Agent.

7.8           Insurance:

Each Borrower will maintain public liability insurance, workers’ compensation insurance, business interruption insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times customary for businesses of this type and satisfactory to Agent in its commercially reasonable judgment. All policies covering the Collateral are to name Agent as an additional insured (as to liability coverage) and lender’s loss payee (as to casualty and property coverage, as its interests may appear), and are to contain such other provisions as Agent may reasonably require to fully protect Agent’s interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to Agent on or prior to the Initial Funding Date, premium prepaid, with the lender’s loss payable endorsement in Agent’s favor, and shall provide for not less than 30 days prior written notice to Agent, of the exercise of any right of cancellation. In the event Borrowers fail to respond in a timely and appropriate manner (as reasonably determined by Agent) with respect to collecting under any insurance policies required to be maintained under this Section 7.8, Agent shall have the right, in the name of Agent or Borrowers, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be reasonably necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

7.9           Taxes:

Each Borrower will pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against it, and unless such Taxes have become a federal tax or ERISA Lien on any of the assets of the Borrowers, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

EX 99.7 - Page 33

7.10           Compliance With Laws:

Each Borrower will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, and to the operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

7.11           Use of Proceeds:

The proceeds of the Loans shall be used solely to make deposits in the Deposit Account, and all amounts withdrawn therefrom shall be used solely (i) to make payments hereunder or (ii) to make payments to the SVC Issuer for credit to SVCs.

7.12           Fiscal Year:

Each Borrower agrees that it will not change its fiscal year from its current fiscal year.

7.13           Notification of Certain Events:

Each Borrower agrees that it will promptly notify Agent in writing of the occurrence of any of the following events (but in no event shall such notice from the Borrowers be received by Agent later than five Business Days after the occurrence of any such event):

a.           the institution of any litigation, proceeding(s) or investigation against a Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) in which a claim of at least $100,000 (not covered by insurance) has been or is reasonably likely to be asserted against a Borrower;

b.           any notification of violation of any material law or regulation shall have been received by a Borrower from any local, state, federal or foreign Governmental Authority or agency, accompanied by a copy of any such notice;

c.            the occurrence of a Termination Event as to a Borrower or any ERISA Affiliate, accompanied by a written statement of the chief financial officer of Parent describing such Termination Event and the action, if any, which the Borrowers or other such entities have taken, is taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

d.           the occurrence of a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) as to a Borrower or any ERISA Affiliate, accompanied by a statement of the chief financial officer of Parent describing such transaction and the action which the Borrowers or other such entities have taken, are taking or propose to take with respect thereto;

EX 99.7 - Page 34

e.           receipt by a Borrower, or any ERISA Affiliate, of notice of the PBGC’s intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, accompanied by copies of each such notice;

f.           receipt by a Borrower, or any ERISA Affiliate, of a notice regarding the imposition of withdrawal liability, accompanied by copies of each such notice; or

g.           (i) termination of a Multiemployer Plan, (ii) notice from the administrator or plan sponsor of a Multiemployer Plan that it intends to terminate a Multiemployer Plan, or (iii) commencement of proceedings by the PBGC under Section 4042 of ERISA to terminate a Multiemployer Plan, accompanied by a written statement setting forth any such event or information; or

h.           the occurrence of any Default or Event of Default.

7.14           Collection of Accounts:

Unless an Event of Default is outstanding, Borrowers may and will enforce and collect all amounts owing on the Accounts, for Lenders’ benefit and on Lenders behalf but at Borrowers’ expense; such privilege shall terminate at Agent’s option, without notice to Borrowers, which is hereby expressly waived by Borrowers, upon the occurrence and during the continuance of any Event of Default which has not otherwise been waived by Required Lenders. No checks, drafts or other instruments received by Agent with respect to any Account shall constitute final payment unless and until such instruments have actually been collected.

7.15           Trademarks:

Each Borrower will do and cause to be done all things necessary to preserve and keep in full force and affect all registrations of trademarks, service marks and other marks, trade names or other trade rights, the lack of which could reasonably be expected to have a Material Adverse Effect.

7.16           Maintenance of Property:

Each Borrower will keep all Property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices) and not to commit or suffer any waste with respect to any of its Properties, except for Properties which either individually or in the aggregate are not material.

7.17           Commercial Tort Claims:

In the event that Borrowers shall acquire any Commercial Tort Claim, Borrowers shall give Agent written notice thereof; provided that Borrowers shall not be deemed to have acquired any Commercial Tort Claim until Borrowers shall have filed such claim in a court having jurisdiction over such claim. Such notice shall contain a sufficient description of the Commercial Tort Claim including the parties, the court in which the claim was commenced (if applicable), and the docket number assigned to the case (if applicable) and a detailed explanation of the events giving rise to such claim. The Borrowers shall grant Agent a security interest in such Commercial Tort Claim to secure payment of the Obligations. The Borrowers shall execute and deliver such instruments, documents and agreements as Agent may reasonably require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to this Agreement all in form and substance satisfactory to Agent. Borrowers authorize Agent to file (without a Borrower’s signature), financing statements or amendments to existing financing statements as Agent deems necessary to perfect the security interest.

EX 99.7 - Page 35

7.18           Letter of Credit Rights:

Borrowers shall provide written notice to Agent of any Letters of Credit for which a Borrower is the beneficiary. The Borrowers shall execute and deliver such instruments, documents and agreements and take such actions as Agent reasonably may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

7.19           Revisions or Updates to Schedules:

If any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any respect, Borrowers shall deliver to Agent and Lenders as part of the Compliance Certificate required pursuant to Section 7.1(b), such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided, that no such revisions or updates to any such Schedules(s) shall be deemed to have amended, modified or superseded such Schedules(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

7.20           Approved Distributors.

The Borrowers shall fund the value on all SVCs sold to Approved Distributors from funds in the Depository Account to the extent amounts remain available therein.

ARTICLE VIII:                                           NEGATIVE COVENANTS

Until termination of this Agreement and the Commitments hereunder and payment and satisfaction of all Obligations, each Borrower further covenants and agrees with Agent and Lenders that, unless otherwise agreed in writing by Agent, it will not:

8.1          Liens:

Mortgage, assign, pledge, transfer or otherwise permit any Lien of any kind to exist at any time on any of its Property, except for Permitted Liens.

EX 99.7 - Page 36

8.2           Indebtedness:

Incur, create or be liable for any Indebtedness, other than Permitted Indebtedness.

8.3           Sale of Assets:

Make any sale, lease, assignment or other disposition of any Property of either Borrower other than (a) sales of Inventory in the ordinary course of business, (b) sales or other dispositions in the ordinary course of business of equipment that is replaced or has been ordered by equipment of comparable or superior quality within 90 days of the sale, lease, license, transfer or other disposition, and (c) (i) sales in the ordinary course of business of Property used in Borrowers’ business that is worn out or in need of replacement in an aggregate amount not to exceed $100,000 per calendar year so long as no Event of Default or Default has occurred and is continuing and (ii) other sales in the ordinary course of business of Property used in Borrowers’ business that is worn out or in need of replacement and that is replaced with Property of reasonably equivalent value or utility.

8.4           Organizational Changes:

(a) Merge or consolidate with any Person other than another Borrower or (b) enter into or engage in any business, operation or activity materially different from that presently being conducted by Borrowers.

8.5           Guarantees:

Except for Permitted Indebtedness, assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, except by the endorsement of negotiable instruments in the ordinary course of business.

8.6           Restricted Payments:

Make a Restricted Payment, other than (i) dividends to Parent by a Subsidiary of Parent and (ii) cash dividends or other cash distributions to the holders of shares of Series A preferred stock of Parent not in excess of $500,000 in any fiscal year.

8.7           Investments:

Make any Investment, other than Permitted Investments.

8.8           Affiliate Transactions:

Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate of the Borrowers except in the ordinary course of and pursuant to the reasonable requirements of the Borrowers’ business and upon fair and reasonable terms no less favorable to the Borrowers than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person or for incidental administrative purposes.

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8.9           Third Party Loans:

Make any loan, extension of credit or advance of funds to any Person other than in the ordinary course of business.

8.10           Prohibited Transactions Under ERISA:

            a.           Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code having a Material Adverse Effect;

            b.           Permit to exist with respect to any Benefit Plan any accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

c.           Fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

d.           Terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of the Borrowers, or any ERISA Affiliate under Title IV of ERISA;

e.           Fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

f.           Fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

            g.           Amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of the Borrowers, or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code;

            h.           Withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

            i.           Allow any representation made in Section 6.12 to be untrue at any time during the term of this Agreement.

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8.11           Amendments of Material Contracts:

Amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts which would have a Material Adverse Effect.

8.12           Additional Negative Pledges:

Create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent) on the creation or existence of any Lien upon the assets of the Borrowers, other than assets subject to Permitted Liens or (ii) any contractual obligation which may restrict or inhibit Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

8.13           Licenses, Etc.:

Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent Borrowers from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

ARTICLE IX:                                           POWERS

9.1           Appointment as Attorney-in Fact:

Each Borrower hereby irrevocably authorizes and appoints Agent, or any Person as Agent may designate, as the Borrower’s attorney-in-fact, at Borrowers’ cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid and satisfied in full and all of the Commitments have been terminated:

a.           To receive, take, endorse, sign, assign and deliver, all in the name of Agent, Lenders or the Borrowers, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

b.           To receive, open and dispose of all mail addressed to the Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;

c.           To request at anytime from account debtors indebted on Accounts, in the name of the Borrowers or a third party designee of Agent, information concerning the Accounts and the amounts owing thereon;

EX 99.7 - Page 39

            d.           To give Persons indebted on Accounts notice of Agent’s interest therein, and/or to instruct such Persons to make payment directly to Agent for the Borrowers’ account;

            e.           To take or bring, in the name of Agent, Lenders or the Borrowers, all steps, actions, suits or proceedings deemed by Agent necessary or desirable to enforce or effect collection of the Accounts; and

            f.           To file financing statements in any office deemed appropriate by Agent for such purpose and execute, file, record and register any or all of Agent’s security interest in any intellectual property of Borrowers with the United States Patent and Trademark Office; and

            g.          To do all other acts and things as Agent may deem reasonable to protect or preserve Agent’s interest under this Agreement or to fulfill Borrowers’ obligations under this Agreement, provided, however, that Agent shall not exercise any such power (other than pursuant to clause (f) above), unless at such time an Event of Default has occurred and is continuing.

ARTICLE X:                                           EVENTS OF DEFAULT AND REMEDIES

10.1           Events of Default:

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

a.          failure of Borrowers to pay (i) any interest or any fees within three Business Days of the date when due hereunder, in each case whether at stated maturity, by acceleration or otherwise, (ii) any principal of the Loans when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses payable by Borrowers to any Agent or Lender hereunder within five days after receipt by Borrowers from Agent or any applicable Lender of notice that such expenses are payable;

b.          any representation or warranty, contained in this Agreement, the other Credit Documents or any other agreement, document, instrument or certificate between the Borrowers and Agent or any Lender or executed by the Borrowers in favor of Agent or any Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

c.           failure of either Borrower to perform, comply with or observe the covenants contained in Sections 7.1(a), (b) and (d), Section 7.11, and Article VIII;

d.          failure of either Borrower to perform, comply with or observe any covenant herein (other than those specified in 10.1(c) above), which failure continues for a period of thirty days after its occurrence; provided, however, that notwithstanding the foregoing, the failure of either Borrower to perform, comply with or observe the covenant in Section 7.1(e) of this Agreement shall constitute an Event of Default if such failure continues for a period of three Business Days after its occurrence;

EX 99.7 - Page 40

e.          failure of the Borrowers to comply with any other covenant contained in the other Credit Documents or any other agreement, document, instrument or certificate among the Borrowers and Agent or any Lender or executed by the Borrowers in favor of Agent or any Lender and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 30 days after its occurrence;

f.          dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of a Borrower, or the failure of a Borrower to meet its debts generally as they mature, or the calling of a meeting of a Borrower’s creditors for purposes of compromising a Borrower’s debts;

g.          the commencement by or against a Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against a Borrower, such proceeding is not dismissed within 60 days;

            h.           the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the termination or acceleration of the maturity of any other Indebtedness of Borrowers and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $100,000;

i.           any party (other than Agent or Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of Agent, or any action or proceeding shall have been commenced by any Person (other than Agent or any Lender) seeking to invalidate, declare unenforceable, cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document;

j.           trading in the Common Stock shall have been suspended by the Commission or the Parent’s principal Trading Market, or a banking moratorium shall have been declared either by the United States or New York State authorities;

k.           one or more judgments or decrees shall be entered against either Borrower involving a liability of $100,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

l.            any Termination Event with respect to a Benefit Plan shall have occurred and be continuing 15 days after notice thereof shall have been given to a Borrower by Agent and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

EX 99.7 - Page 41

m.           a Material Adverse Change occurs;

n.           a Change of Control occurs;

            o.           the failure of Approved Distributors to make payments within ten days of the dates when due on Eligible Accounts, which unpaid Eligible Accounts exceed $500,000 in the aggregate (unless such amounts are deposited into the Deposit Account by Borrowers within such ten-day period);

p.           a Borrower is indicted or convicted of the commission of a crime or any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of the Property of a Borrower to any Governmental Authority.

10.2           Rights and Remedies upon a Default or an Event of Default:

            a.           Upon the occurrence and during the continuance of a Default or an Event of Default each Lender may cease making Loans. Upon the occurrence and during the continuance of any Event of Default, Agent may, or, at the discretion of Required Lenders, shall take any or all of the following actions: (i) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(g), in which case all Obligations shall automatically become immediately due and payable without the necessity of any action, decision, notice or demand) without presentment, demand, protest or any other action or obligation of Agent or any Lender, and (ii) immediately terminate this Agreement and the Commitments hereunder.

            b.         Upon acceleration of the Obligations as provided in clause (a), Agent may, or at the direction of Required Lenders, shall at any time, and from time to time, take any and all such action as Agent may elect to enforce any and all rights and interests created and existing under the Credit Documents, or arising under applicable law, including without limitation, all rights and remedies existing under the Security Documents, all rights of setoff and the following rights (the enumeration of any such rights not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights):

(i)          The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authorities to redirect mail addressed to Borrowers or to an address designated by Agent); or

(ii)          By its own means or with judicial assistance, enter any or all of Borrowers’ premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises, without any liability for rent, storage, utilities or other sums, and Borrowers shall not resist or interfere with such action, or take any other action permitted to be taken by a secured party under the Code; or

(iii)           Require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent; or

(iv)           The right to modify the terms and conditions upon which Lenders may be willing to consider making further Loans.

EX 99.7 - Page 42

            c.             Borrowers agree that a notice received by them at least 10 days before the time of any intended public sale or of the time, after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Inventory or other Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies hereunder with respect to the Collateral. Agent shall have no obligation to clean up or prepare the Collateral for sale. If Agent sells any of the Collateral upon credit, Borrowers will only be credited with payments actually made by the purchaser that are received by Agent and applied to the Obligations. Agent may, in connection with any sale of the Collateral, specifically disclaim any warranties of title or the like.

10.3           Nature of Remedies:

All rights and remedies granted Agent and/or Lenders hereunder and under the other Credit Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time or at different times until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, any guarantor, or their Property at any time, under any agreement, with any available remedy and in any order. Nothing contained in this Agreement or the other Credit Documents shall be deemed to compel Agent or Lenders at any time to accept a cure of any Event of Default hereunder. In no event shall prior recourse to any Collateral be a prerequisite to Agent’s right to demand payment of any Obligation from Borrowers or any guarantor upon the occurrence and during the continuance of any Event of Default.

10.4           Contribution:

At any time following the occurrence and during the continuance of an Event of Default (other than an Event of Default set forth in Sections 10.1(d) or 10.1(f)), to the extent any Lender has not received the full amount of principal and interest owed to such Lender by the Borrowers, each Lender shall have a right of contribution from the other Lenders, such that no Lender’s loss shall exceed the total loss of all the Lender’s multiplied by a fraction, the numerator of which is the total amount of outstanding Loans of such Lender at the time of the Event of Default and the denominator of which is the total amount of all outstanding Loans at the time of the Event of Default.

ARTICLE XI:                                           TERMINATION

Except as otherwise provided in Article X, the Commitments shall automatically terminate on the Maturity Date and all then outstanding Loans shall be immediately due and payable in full. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article X and, pending a final accounting, Agent may withhold any balances in the Deposit Account, in an amount sufficient, in Agent’s discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of Agent’s and Lenders’ rights, Liens and security interests in and to Borrowers’ Property shall continue after any termination until (a) all Obligations have been indefeasible paid and satisfied in full, (b) Agent shall have received a written agreement (in form and substance acceptable to Agent in its reasonable discretion) executed by Borrowers and by a Person whose loans or advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any loss or damage, or (c) Agent shall have retained such monetary reserves necessary to pay in full all Obligations for such period of time, in its reasonable discretion.

EX 99.7 - Page 43

ARTICLE XII:                                AGENT

12.1           Appointment of Agent:

            a.           Each Lender hereby designates Ballyshannon Partners as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any other Credit Document for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

            b.           The provisions of this Article XII (other than the last sentence of Section 12.9(a)) are solely for the benefit of Agent and Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers.

12.2           Nature of Duties of Agent:

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Agent nor any of its partners, officers, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement, except as expressly set forth herein.

12.3           Lack of Reliance on Agent:

a.           Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrowers in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrowers, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

b.           Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial or other condition of Borrowers. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of Borrowers, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

12.4           Certain Rights of Agent:

Without limiting Agent’s rights and discretion under any provision hereof, Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If Agent shall request instructions from the Required Lenders or of each Lender, as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders or each Lender, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each Lender, as the case may be.

EX 99.7 - Page 44

12.5           Reliance by Agent:

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.6           Indemnification of Agent:

To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, pro rata in the proportion that such Lender’s Commitment bears to the aggregate of all Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, cost, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s willful misconduct.

12.7           Agent in its Individual Capacity:

With respect to its obligation to lend under this Agreement the loans made by it and the Notes issued to it, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it was not performing the duties specified  herein, and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context dearly otherwise indicates, include Agent in its individual capacity. Agent may lend money to, acquire equity interests in, and generally engage in any kind of business with Borrowers or any Affiliate of Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same with Lenders. Notwithstanding anything to the contrary herein, Agent and Lenders agree that they will not set off against any amounts held in the Deposit Account for any indebtedness owed by Borrowers not created under this Agreement or any other Credit Documents.

12.8           Holder of Notes:

Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

12.9           Successor Agent:

a.           Agent may, upon five Business Days notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 12.9(a)) by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon five days notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then, upon five days notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Required Lenders or Agent) shall have been approved in writing by Borrowers (such approval not to be unreasonably withheld).

EX 99.7 - Page 45

          b.           Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the event Agent or its assets are taken over by any state or federal agency having jurisdiction over Agent or its assets, a majority of Lenders other than Agent may appoint a successor to Agent.

12.10                      Collateral Matters:

a.           Each Lender authorizes and directs Agent to enter into the Security Documents and accept the other Credit Documents for the benefit of Lenders. Agent is hereby authorized, on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action, in its sole discretion, with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected or enforce the Liens upon the Collateral granted pursuant to the Security Documents.

b.           Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations, (ii) constituting Property being sold or disposed of if the sale or disposition is permitted under this Agreement or any other Credit Document or is made by Agent in the enforcement of its rights hereunder following the occurrence of an Event of Default and (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all Lenders hereunder. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 12.10(b).

c.           Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its willful misconduct.

12.11                      Delivery of Information:

Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

12.12                      Defaults:

Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to Agent for the account of Lenders) unless Agent has actual knowledge thereof or has received notice from a Lender or Borrowers specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that Agent has such knowledge of or receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof (other than breaches of affirmative covenants in Article VII herein) to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 13.10) take such action with respect to such Default or Event of Default or refrain from taking such action, with respect to such Default or Event of Default as directed by Required Lenders, or absent direction as Agent shall deem advisable in the best interest of Lenders and shall, without limiting Agent’s rights or discretion under this Agreement, use reasonable efforts under the circumstances to consult with Lenders before taking any material enforcement action; and provided further that Agent shall not be required to take any such action which it determines to be contrary to law.

EX 99.7 - Page 46

ARTICLE XIII:                                           MISCELLANEOUS

13.1           Waivers:

Borrowers hereby waive due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of Agent or Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Agent or Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

13.2           JURY TRIAL:

AGENT, BORROWERS AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

13.3           GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE:

a.          THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by nationally recognized overnight courier to it at the address set out for notices pursuant to Section 13.5, such service to become effective three days (or one day if sent by such courier) after such mailing. Nothing herein shall affect the right of Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Borrowers in any other jurisdiction.

b.           Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

13.4           RESERVED

13.5           Notices:

Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, by overnight delivery service, with all charges prepaid, or by facsimile, if to Agent, Lenders or Borrowers to the addresses or by facsimile transmission set forth on Schedule 13.5 hereto. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that all notices shall not be effective until actually received.

EX 99.7 - Page 47

13.6           Assignability:

a.           Borrowers shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Credit Documents or any interest therein except with the prior written consent of Agent and Lenders.

b.           Notwithstanding subsection (c) of this Section 13.6, nothing herein shall restrict, prevent or prohibit any Lender from granting assignments or participations in the Loans and/or Commitments to any Affiliate of such Lender or to any other existing Lender or Affiliate thereof.
c.           Each Lender may, with the consent of Agent (such consent not to be unreasonably withheld or delayed) and (if no Event of Default is outstanding) with the consent of Borrowers (such consent not to be unreasonably withheld or delayed), but without the consent of any other Lender, assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance (if properly completed and executed in accordance with the terms hereof and recording in its books and records, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than a Commitment share of $2,000,000 or, if less, the entire remaining Commitments of such Lender of the Commitments and (iii) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the “Acceptance Date”), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 13.8 which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

d.           Within two Business Days after demand by Agent, Borrowers shall execute and deliver to Agent in exchange for any surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to Borrowers) a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

e.           Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement, except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) except as otherwise expressly provided in this Agreement, reduce the interest rate applicable to the Loans in which such participant is participating, or (D) except as otherwise expressly provided in this Agreement, reduce any fees payable hereunder.

f.           Each Lender agrees that, without the prior written consent of Borrowers and Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

g.           In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, Agent or such Lender may disclose any information in its possession regarding Borrowers, their finances and/or Property.

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13.7           Payment of Expenses:

Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses (whether paid or incurred) of (i) Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of counsel to Agent) (subject to a maximum amount of $60,000 plus out-of-pocket expenses); (B) searches, title examinations, filings and recordings (including, without limitation, all stamp or recording taxes or charges), and all other actions pertaining to the Collateral (whether pursuant to Article IV hereof or otherwise); (C) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by Borrowers under this Agreement; and (ii) Agent and Lenders in connection with enforcement of the Credit Documents, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by Borrowers under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for Agent and each Lender.  In addition, Borrowers shall, upon demand, pay to Agent and Lenders all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Agent and Lenders in (A) enforcing, protecting, preserving or defending its rights under or in respect of this Agreement and the other Credit Documents; (B) in collecting the Loans; and (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof. Borrowers’ obligations under this Section 13.7 shall survive any termination of this Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

13.8           Indemnification:

Borrowers shall indemnify, defend and hold harmless Agent and each Lender and their respective partners, members, directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Agreement, the other Credit Documents, the Collateral or the transactions contemplated thereby, (ii) any actual or proposed use by Borrowers of the proceeds of the Loans, (iii) Agent and Lenders entering into, performing under or enforcing this Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, or (iv) the breach by Borrowers of any warranty, undertaking or covenant made at any time hereunder or under any other Credit Document and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Borrowers, Agent or Lenders in connection with compliance by Borrowers, or any of their respective Properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrowers hereunder are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Borrowers’ obligations under this Section 13.8 shall survive any termination of this Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

13.9            Entire Agreement, Successors and Assigns:

This Agreement along with the other Credit Documents constitutes the entire agreement among Borrowers, Agent and Lenders regarding the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit Borrowers, Agent and Lenders and their respective successors and permitted assigns. No rights are intended to be created hereunder or under any other Credit Documents for the benefit of any Person not a signatory hereto or thereto.

13.10                      Amendments:

Neither the amendment or waiver of any provision of this Agreement or any other Credit Document, nor the consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and Required Lenders (or by Agent at the direction of Required Lenders), or if Lenders shall not be parties thereto, by the parties thereto and consented to by Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

a.           no amendment, waiver or consent shall unless in writing and signed by each Lender affected thereby, do any of the following: (i) modify the Commitments, (ii) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, any Note or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any fees hereunder, (iv) change any minimum requirement necessary for Lenders or Required Lenders to take any action hereunder, (v) amend or waive this Section 13.10, or change the definition of Required Lenders, (vi) except as otherwise expressly provided in this Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any Property of Borrowers permitted under this Agreement, release any Liens in favor of Lenders on any portion of the Collateral, (vii) permit Borrowers or any guarantor to delegate, transfer or assign any of its, his or her obligations to any Lender, (viii) except as otherwise expressly provided in this Agreement, extend the Maturity Date or (ix) release or compromise the obligations of Borrowers or any guarantor to any Lender.

EX 99.7 - Page 49

b.           the Commitment of Ballyshannon may be increased in an amount not to exceed $1,500,000, with only the consent of Ballyshannon.

c.           if Ballyshannon is provided an opportunity to increase its Commitment in accordance with Section 13.10(b), the Commitments of the other Lenders may be increased pro rata in accordance with the percentages set forth in Section 2.1(b)(iii), to the extent the aggregate of all Commitments after such increase does not exceed $20,000,000; provided, however, that no Lender shall be required to increase its Commitment; and provided further, that if any Lender shall decline the opportunity to increase its Commitment in accordance with this Section 13.10(c), such Lender’s portion of the proposed increase shall be offered to the other Lenders then a party to this Agreement in the proportion by which each such Lender has agreed to increase its Commitment.

d.           if the requirements of Sections 13.10(b) and 13.10(c) have been met, then a new “Lender” may be added hereto with the consent of the Required Lenders.

e.           no amendment, waiver or consent affecting the rights or duties of Agent under any Credit Document shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article XII (other than the provisions of Section 12.9). In addition, Borrowers and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Schedule 1.1(a) from time to time in the manner requested by Borrowers, Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Borrowers and each Lender.

13.11                      Nonliability of Agent and Lender:

The relationship among Borrowers on the one hand, and Agent and Lenders on the other hand, shall be solely that of Borrowers and lenders. Neither Agent nor Lenders shall have any fiduciary responsibilities to Borrowers or be deemed to have entered into any partnership or joint venture with Borrowers. Neither Agent nor Lenders shall undertake any responsibility to Borrowers to review, evaluate or inform Borrowers of any matter in connection with any phase of Borrowers’ business or operations.

13.12                      Independent Nature of Lender’s Rights:

The amounts payable at any time hereunder to each Lender under such Lender’s Note or Notes shall be a separate and independent debt.

13.13                      Counterparts:

This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Signature by facsimile shall bind the parties hereto.

13.14                      Effectiveness:

This Agreement shall become effective on the date on which all of the conditions to effectiveness contained herein have been satisfied (as determined by Agent in its sole and absolute discretion) and all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent pursuant to Section 13.5.

13.15                      Severability:

In case any provision in or obligation under this Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in anyway be affected or impaired thereby.

13.16                      Headings Descriptive:

The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

EX 99.7 - Page 50

13.17                      Maximum Rate:

Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, Borrowers, Agent and Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied (as determined by Agent) to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrowers. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of Borrowers to Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement and all agreements among Borrowers, Agent and Lenders.

13.18                      Right of Setoff:

In addition to and not in limitation of all rights of offset that Agent and Lender may have under applicable law, Agent and Lenders shall, if any Event of Default has occurred and is continuing and whether or not Agent has made any demand or the Obligations are matured, have the right to appropriate and apply to the payment of the Obligations any other indebtedness or property then or thereafter owing by Agent or such Lender, including, without limitation, any and all amounts in the Deposit Account. Any amount received as a result of the exercise of such rights shall be reallocated among Lenders as set forth in Section 2.5.

13.19                      Information:

Agent and each Lender (each, a “Lending Party”) agree to keep confidential any information furnished or made available to it by Borrowers pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, attorney, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, provided if allowed under such order, Agent and each Lender shall endeavor to give notice to the Borrowers prior to such disclosure, (e) upon the request or demand of any regulatory agency or authority; provided if allowed under such request or demand, Agent and each Lender shall endeavor to give notice to the Borrowers prior to such disclosure, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party relating to this Agreement or the transactions contemplated hereunder, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 13.19, to any actual or proposed participant or assignee and (j) to trade publications without listing the Borrowers’ names; such information to consist of deal terms and other information customarily found in such publications.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

EX 99.7 - Page 51

[SIGNATURE PAGE LOAN AND SECURITY AGREEMENT]

Dated the date and year first written above.

BORROWERS:	NFINANSE INC.

By:
Name:
Title:

NFINANSE PAYMENTS INC.

By:
Name:
Title:

EX 99.7 - Page 52

[SIGNATURE PAGE LOAN AND SECURITY AGREEMENT]

Dated the date and year first written above.

LENDERS:	BALLYSHANNON PARTNERS, L.P., as Agent and as a Lender

By:
Name:
Title:

BALLYSHANNON FAMILY PARTNERSHIP, L.P.

By:
Name:
Title:

MIDSUMMER INVESTMENT, LTD.

By:
Name:
Title:

PORTER PARTNERS, L.P.

By:
Name:
Title:

TRELLUS PARTNERS, L.P.

By:
Name:
Title:

EX 99.7 - Page 53